UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2014

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 31, 2014, Andrew Juster, age 62, will become Executive Vice President — Chief Financial Officer of Simon Property Group, Inc. (“Simon”) succeeding current Chief Financial Officer Stephen E. Sterrett, age 59.  Mr. Juster has been with Simon for more than 25 years and has served as Simon’s Treasurer since 2000, managing Simon’s capital market activities, maintaining banking and lending relationships, leading the treasury function and managing Simon’s relationships with the rating agencies.

As a result of Mr. Juster’s appointment as Chief Financial Officer, Brian J. McDade, age 35, previously Simon’s Senior Vice President of Capital Markets, will became Simon’s Senior Vice President — Treasurer effective December 31, 2014.  Mr. McDade has been with Simon for over 10 years and has been instrumental in Simon’s corporate financing strategy and cash management activities.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements:

None

(d)  Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 17, 2014

SIMON PROPERTY GROUP, INC.

By:	/s/ James M. Barkley
James M. Barkley
General Counsel and Secretary